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                                                                    EXHIBIT 99.1

                                   Form of proxy- Sterling Financial Corporation

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                         STERLING FINANCIAL CORPORATION
                        TO BE HELD ______________ , 2007

The undersigned hereby appoints the entire Board of Directors of Sterling Financial Corporation (the "Company"), and each of them individually, as the lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned as of _________, 2007, at a Special Meeting of Shareholders to be held on _________, 2007, or at any adjournment thereof.

ITEM 1. Approval of the Agreement and Plan of Merger, dated as of September 17, 2006, by and between Sterling Financial Corporation and Northern Empire Bancshares. The merger agreement provides the terms and conditions under which it is proposed that Northern Empire Bancshares merge with Sterling Financial Corporation, as described in the accompanying proxy statement/prospectus.

         [ ]  FOR           [ ]  AGAINST            [ ]  ABSTAIN

ITEM 2. Any proposal of Sterling Financial Corporation's board of directors to adjourn or postpone the special meeting.

         [ ]  FOR           [ ]  AGAINST            [ ]  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

When properly executed and delivered to the Company in accordance with the below instructions, this proxy will be voted in the manner directed by the shareholder. If no direction is specified, this proxy will be voted FOR each of the propositions stated above. If any other business is presented at the special meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxies may do by virtue hereof.

                  [Continued and to be signed on reverse side]

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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      Should the undersigned be present and elect to vote at the special meeting or at any adjournment or postponement thereof and after notification to the Secretary of the Company at the special meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Special Meeting of Shareholders and a Prospectus/Proxy Statement dated ______ __, 2007.

INSTRUCTIONS.

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

USING THE ENCLOSED ENVELOPE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY TO INVESTOR RELATIONS AT 111 N. WALL STREET, 801 FOURTH STREET, SPOKANE, WASHINGTON 99201, ATTN: INVESTOR RELATIONS. TO BE EFFECTIVE, THIS PROXY MUST BE RECEIVED ON OR PRIOR TO 5:00 PM PACIFIC TIME ON ________, __, 2007.

Date: ___________________, 2007

____________________________________________
                  Signature

Print Name:_________________________________

____________________________________________
           Signature, if held jointly

Print Name:_________________________________

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OF SHAREHOLDERS. [ ]